Exhibit 99.1

TENNECO COMPLETES COVID-19 COVENANT AMENDMENTS TO SENIOR CREDIT FACILITY

Lake Forest, Ill, May 6, 2020 – Tenneco (NYSE: TEN) announced today that its senior lenders have agreed to amend the financial covenant ratios of its senior secured credit facility, significantly increasing the maximum leverage ratio and decreasing the minimum interest coverage ratio requirements in the company’s senior credit facility. The revised covenant amendments are expected to help the company manage through the anticipated temporary drop in revenue and earnings related to the COVID-19 pandemic while maintaining compliance with senior credit facility terms.

The company sought the amendments in response to the COVID-19 pandemic and the challenging macroeconomic environment and difficult industry conditions that have decreased automotive production volumes globally. These changes are effective beginning with second quarter 2020 and continue through fourth quarter 2022. More detailed information on the ratio adjustments, pricing and additional changes to the senior secured credit facility can be found in the company’s 8-K filing today.

About Tenneco

Headquartered in Lake Forest, Illinois, Tenneco is one of the world’s leading designers, manufacturers and marketers of Aftermarket, Ride Performance, Clean Air and Powertrain products and technology solutions for diversified markets, including light vehicle, commercial truck, off-highway, industrial and the aftermarket, with 2019 revenues of $17.45 billion and approximately 78,000 employees worldwide. On October 1, 2018, Tenneco completed the acquisition of Federal-Mogul, a leading global supplier to original equipment manufacturers and the aftermarket. In the future, the company expects to separate its divisions to form two new, independent companies: DRiV, an Aftermarket and Ride Performance company, and New Tenneco, a Powertrain Technology company.

Safe Harbor

This release contains forward-looking statements. These forward-looking statements include, among others, statements relating to our planned responses to the unprecedented circumstances brought on by the COVID-19 virus and to our plans to separate into two independent companies. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements, including the course of the COVID-19 pandemic and its impact on general economic, business and market conditions, our ability (or inability) to execute on our plans to respond to the COVID-19 pandemic and our previously announced Accelerate plan and to realize the anticipated benefits of these actions, our financial flexibility in addressing the impact of the COVID-19 pandemic, our ability to maintain compliance with the agreements governing our indebtedness and otherwise have sufficient liquidity through the COVID-19 pandemic, the possibility that Tenneco may not complete the separation of the Aftermarket & Ride Performance business from the Powertrain Technology business (or achieve some or all of the anticipated benefits of such a separation); the possibility that the separation may have an adverse impact on existing arrangements with Tenneco, including those related to transition, manufacturing and supply services and tax matters; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the risk that the benefits of the separation may not be fully realized or may take longer to realize than expected; the risk that the separation may not advance Tenneco’s business strategy; the potential diversion of Tenneco management’s attention resulting from the separation; as well as the risk factors and cautionary statements included in Tenneco’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the SEC.

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Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Unless otherwise indicated, the forward-looking statements in this release are made as of the date of this communication, and, except as required by law, Tenneco does not undertake any obligation, and disclaims any obligation, to publicly disclose revisions or updates to any forward-looking statements. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company’s SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2019.

Investor Inquiries

Linae Golla

847 482-5162

lgolla@tenneco.com

Rich Kwas

248 849-1340

Rich.kwas@tenneco.com

Media Inquiries

Bill Dawson

847 482-5807

bdawson@tenneco.com